UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(Rule 14c-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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John Hancock Funds II

(Name of Registrant as Specified in Its Charter)

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JOHN HANCOCK FUNDS II
200 Berkeley Street
Boston, Massachusetts 02116

May 12, 2020

Dear Shareholders:

Enclosed is the Information Statement of John Hancock Funds II (“JHF II”) regarding a new subadvisory agreement with Wellington Management Company LLP (“Wellington Management”) for Opportunistic Fixed Income Fund (formerly Global Bond Fund and hereinafter referred to as the “Fund”). Wellington Management succeeded Pacific Investment Management Company LLC (“PIMCO”) as subadvisor to the Fund, effective on February 28, 2020. As with the subadvisory agreement with PIMCO, pursuant to the new subadvisory agreement, Wellington Management manages the Fund’s investments and determines the composition of the assets of the Fund subject to the supervision of the Board of Trustees of JHF II (the “Board”) and John Hancock Investment Management LLC (formerly John Hancock Advisers, LLC) (the “Advisor”).

The Board approved the new subadvisory agreement with Wellington Management. The new subadvisory agreement with Wellington Management is not expected to result in any reduction in the level or quality of subadvisory services provided to the Fund. The advisory fees have not changed, or have decreased, based on the applicable asset level, in connection with the new subadvisory arrangement with Wellington Management and changes have been made to the Fund’s advisory fee schedule. The subadvisory fee is paid by the Advisor and not by the Fund. Because the Fund’s subadvisory fees are paid by the Advisor and not by the Fund, the decrease in the Fund’s advisory fees at certain asset levels is a result of an amendment to the advisory agreement and not a direct result of the Wellington Management agreement. Please see below for further information.

Please note that JHF II is not required to obtain shareholder approval in connection with this subadvisor change. We Are Not Asking You for a Proxy and You are Requested Not To Send Us a Proxy, with respect to this subadvisor change. The enclosed Information Statement provides information about the new subadvisory agreement and Wellington Management.

If you have any questions regarding the Information Statement, please contact a John Hancock Funds Customer Service Representative at 800-225-5291.

Sincerely,
/s/ Thomas Dee
Thomas Dee
Assistant Secretary
John Hancock Funds II

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JOHN HANCOCK FUNDS II
200 Berkeley Street
Boston, Massachusetts 02116

INFORMATION STATEMENT

NEW SUBADVISORY AGREEMENT
FOR OPPORTUNISTIC FIXED INCOME FUND

(FORMERLY, GLOBAL BOND FUND)

INTRODUCTION

This Information Statement details a recent subadvisor change relating to Opportunistic Fixed Income Fund (formerly Global Bond Fund and hereinafter referred to as the “Fund”), a series of John Hancock Funds II (“JHF II” or the “Trust”). At its in-person meeting held on December 10-12, 2019, the Board of Trustees of the Trust (the “Board” or “Trustees”), including all the Trustees who are not “interested persons” (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) of the Trust, its investment advisor or Wellington Management Company LLC (“Wellington Management”), the new subadvisor (the “Independent Trustees”), unanimously approved an amendment to the subadvisory agreement dated January 1, 2014 (the “Wellington Management Subadvisory Agreement”) appointing Wellington Management to serve as the new subadvisor to the Fund. At the same time, the Board approved the termination of Pacific Investment Management Company LLC (“PIMCO”) as subadvisor to the Fund. These changes became effective on February 28, 2020 (the “Transition Date”). This Information Statement is being delivered to shareholders on or about May 12, 2020. A discussion of the Board’s determination to appoint Wellington Management as the Fund’s subadvisor is provided in the “Board Consideration of Wellington Management Subadvisory Agreement” section below.

JHF II. JHF II is an open-end management investment company, commonly known as a mutual fund, registered under the 1940 Act. The shares of JHF II are divided into separate series or funds, including the Fund.

Investment Management and Administration. John Hancock Investment Management LLC (formerly John Hancock Advisers, LLC) (the “Advisor”) is the Fund’s investment advisor. Pursuant to an investment advisory agreement with JHF II (the “Advisory Agreement”), the Advisor is responsible for, among other things, administering the business and affairs of JHF II and selecting, contracting with, compensating and monitoring the performance of the investment subadvisor that manages the investment of the assets of the Fund or provides other subadvisory services pursuant to a subadvisory agreement with the Advisor. The Advisor is registered as an investment advisor under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). In addition, the Advisor serves as the Fund’s administrator pursuant to a separate Service Agreement.

The Distributor. John Hancock Investment Management Distributors LLC (formerly John Hancock Funds, LLC) (the “Distributor”) serves as JHF II’s distributor.

The offices of the Advisor and the Distributor are located at 200 Berkeley Street, Boston, Massachusetts 02116. Their ultimate parent entity is Manulife Financial Corporation (“MFC”), a publicly traded company based in Toronto, Canada. MFC and its subsidiaries operate as “Manulife” in Canada and Asia and primarily as “John Hancock” in the United States.

Pursuant to an exemptive order (the “Order”) received from the Securities and Exchange Commission (“SEC”), the Advisor is permitted to appoint a new subadvisor for a fund or change the terms of an existing subadvisory agreement (including subadvisory fees) solely with Board approval, subject to certain conditions, and without obtaining shareholder approval, provided that the subadvisor is not an affiliate of the Advisor. Because the Wellington Management Subadvisory Agreement described in this Information Statement does not involve a subadvisor that is affiliated with the Advisor, pursuant to the Order, JHF II is not required to obtain shareholder approval in connection with this subadvisor change. We are not asking you for a proxy and you are requested not to send us a proxy with respect to this subadvisor change.

Annual and Semiannual Reports. JHF II will furnish, without charge, a copy of the Fund’s most recent annual report and semiannual report to any shareholder upon request. To obtain a report, please contact a John Hancock Funds Customer Service Representative at 800-225-5291.

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SUBADVISORY AGREEMENT
FOR OPPORTUNISTIC FIXED INCOME FUND

(FORMERLY, GLOBAL BOND FUND)

As described in more detail in the introduction, at its in-person meeting held on December 10-12, 2019, the Board approved an amendment to the Wellington Management Subadvisory Agreement appointing Wellington Management as subadvisor for the Fund, replacing the Fund’s former subadvisor, PIMCO.

As with the subadvisory agreement with PIMCO, pursuant to the Wellington Management Subadvisory Agreement, and as more fully described below, Wellington Management manages the Fund’s investments and determines the composition of the assets of the Fund subject to the supervision of the Board and the Advisor. The Wellington Management Subadvisory Agreement is not expected to result in any reduction in the level or quality of subadvisory services provided to the Fund. The advisory fees have not changed or have decreased, based on the applicable asset level, in connection with the Wellington Management Subadvisory Agreement. The subadvisory fee is paid by the Advisor, and not by the Fund. In connection with the appointment of Wellington Management, the advisory fee rates were revised, as discussed below. The Wellington Management Subadvisory Agreement has an effective date of February 28, 2020 and, as discussed above, was approved by the Board (including a majority of the Independent Trustees) at its in-person Board meeting held on December 10-12, 2019. The subadvisory agreement with PIMCO, dated January 1, 2014, as amended (the “PIMCO Subadvisory Agreement”), was most recently approved by the Board (including a majority of the Independent Trustees) at its in-person Board meeting held on June 24-26, 2019 in connection with its annual review and continuance of such agreements.

The expenses of the preparation and mailing of this Information Statement are being paid by the Fund.

Wellington Management

Wellington Management is a Delaware limited liability partnership that is registered as an investment advisor under the Advisers Act. The principal business address of Wellington Management is 280 Congress Street, Boston, Massachusetts 02210.

Wellington Management Subadvisory Agreement

The principal responsibilities of Wellington Management under the Wellington Management Subadvisory Agreement and of PIMCO under the PIMCO Subadvisory Agreement are substantially similar, except as described below. The subadvisor manages the day-to-day investment and reinvestment of the assets of the Fund, subject to the supervision of the Board and the Advisor, and formulates a continuous investment program for the Fund consistent with the Fund’s investment objective and policies. The subadvisor implements such program by purchases and sales of securities and regularly reports thereon to the Board and the Advisor. Certain terms of the agreements, including certain differences between the agreements, are described below under “Comparison of PIMCO Subadvisory Agreement and Wellington Management Subadvisory Agreement.”

Subadvisor Compensation. As compensation for its services under the Wellington Management Subadvisory Agreement and the PIMCO Subadvisory Agreement, Wellington Management is paid, and PIMCO was formerly paid, a subadvisory fee with respect to the Fund. Subadvisory fees are calculated and accrued daily based upon the Fund’s net assets, and the sum of the daily fee accruals is paid monthly in arrears. Pursuant to both the Wellington Management Subadvisory Agreement and the PIMCO Subadvisory Agreement, the subadvisory fee accrued each calendar day is calculated by applying the annual percentage rates (including breakpoints) to the net assets of the Fund and dividing by 365 (366 in a leap year). Subadvisory fees are paid by the Advisor, not by the Fund. The advisory fees have not changed or have decreased, based on the applicable asset level, in connection with the Wellington Management Subadvisory Agreement and changes have been made to the Fund’s advisory fee schedule.

Changes in the Fund’s Name, Principal Investment Strategies, Benchmark, and Advisory Fee

In connection with approving the Wellington Management Subadvisory Agreement for the Fund, the Board noted that there would be no changes to the Fund’s investment objective, fundamental investment policies, or non

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-fundamental investment policies. The Fund’s investment objective is to seek maximum total return, consistent with preservation of capital and prudent investment management.

In connection with the appointment of Wellington Management as subadvisor to the Fund, on the Transition Date, the name of the Fund changed from “Global Bond Fund” to “Opportunistic Fixed Income Fund.”

Effective as of the Transition Date, the Fund’s principal investment strategies changed as follows:

Previous Investment Strategies for PIMCO	New Investment Strategies for Wellington

Under normal market conditions, the fund invests at least 80% of its net assets (plus any borrowings for investment purposes) in fixed-income instruments that are economically tied to at least three countries ( one of which may be the United States), which may be represented by futures contracts (including related options) with respect to such securities, and options on such securities. These fixed-income instruments may be denominated in foreign currencies or in U.S. dollars, which may be represented by forwards or derivatives, such as options, futures contracts, or swap agreements.

In selecting securities for the fund, the manager utilizes economic forecasting, interest rate anticipation, credit and call risk analysis, foreign currency exchange rate forecasting, and other security selection techniques. The proportion of the fund’s assets committed to investment in securities with particular characteristics (such as maturity, type and coupon rate) will vary based on the manager’s outlook for the U.S. and foreign economies, the financial markets, and other factors.

The types of fixed-income securities in which the fund may invest include the following securities which, unless otherwise noted, may be issued by domestic or foreign issuers and may be denominated in U.S. dollars or foreign currencies: securities issued or guaranteed by the U.S. government, its agencies or government-sponsored enterprises;

•     corporate debt securities of U.S. and foreign issuers, including convertible securities and corporate commercial paper;

•     mortgage-backed and other asset-backed securities;

•     inflation-indexed bonds issued by both governments and corporations;

•     structured notes, including hybrid or “indexed” securities, event-linked

•     bonds, bank capital and trust preferred securities;

•     loan participations and assignments;

•     delayed funding loans and revolving credit facilities;

•     bank certificates of deposit, fixed time deposits and bankers’ acceptances;

Under normal market conditions, the fund invests at least 80% of its net assets (plus any borrowings for investment purposes) in fixed-income instruments. Fixed Income instruments include, but are not limited to the following securities, which may be denominated in U.S. dollars or foreign currencies: sovereign debt, inflation-linked bonds, corporate and high yield credit (also known as “junk bonds”), securitized debt, bank loans and floating rate loans and emerging markets debt, convertible and hybrid securities.

In order to achieve its investment objective, the manager seeks to:

•     invest across multiple asset types, geographies, credit tiers, and time horizons;

•     provide timely and dynamic exposure to a portfolio of global fixed income securities consisting of sovereign debt, inflation-linked bonds, corporate and high yield credit, securitized debt, bank loans and floating rate loans and emerging markets debt, convertible and hybrid securities;

•     manage the fund’s overall performance volatility within a range as reflected by the Bloomberg Barclays Global Aggregate Bond Index hedged to USD over the medium to long-term;

•     generate total returns through three main approaches: strategic sector positioning, market-neutral strategies, and tactical asset allocation:

o       the strategic sector component of the portfolio provides exposure to non-core investment opportunities (e.g. emerging markets debt, high yield credit, bank loans etc.) that are designed to capture the repricing of long-term structural themes in the business cycle;

o       the market neutral component of the portfolio is primarily expressed via relative value positioning, aimed at providing incremental return with low correlation to the direction of global fixed income markets. Market neutral positions are typically taken on interest rates, currencies, corporate and high yield credit, and emerging market debt positions; and

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•     debt securities issued by states or local governments and their agencies, authorities and other government-sponsored enterprises;

•     repurchase agreements and reverse repurchase agreements

•     obligations of foreign governments or their subdivisions, agencies and government-sponsored enterprises; and

•     obligations of international agencies or supranational entities.

Fixed-income securities may have fixed, variable, or floating rates of interest, including rates of interest that vary inversely at a multiple of a designated or floating rate, or that vary according to change in relative values of currencies.

Depending on the manager’s current opinion as to the proper allocation of assets among domestic and foreign issuers, investments that are economically tied to foreign countries will normally be at least 25% of the fund’s net assets. The fund may invest, without limitation, in securities and instruments that are economically tied to emerging countries. The fund may invest up to 20% of its total assets in fixed-income securities that are rated below investment grade of any rating. The fund’s investment policies are based on credit ratings at the time of purchase. The fund may invest in baskets of foreign currencies (such as the euro) and directly in currencies. The average portfolio duration of the fund normally varies within three years (plus or minus) of the duration of the benchmark index, as calculated by the manager.

The fund may invest up to 10% of its total assets in preferred stocks. The fund may have significant investments in fixed-income instruments issued by companies in the financial services sector.

The fund’s investment process may, at times, result in a higher than average portfolio turnover ratio and increased trading expenses.

The fund may make short sales of a security including short sales “against the box.”

The fund is a non-diversified fund, which means that it may invest in a smaller number of issuers than a diversified fund and may invest more of its assets in the securities of a single issuer. The fund may:

•     purchase and sell options on domestic and foreign securities, securities indexes and currencies,

o    tactical asset allocation is used to capture both short and medium term dislocations in the market. Tactical opportunities are primarily expressed via sector rotation, country selection, security selection, currency management strategies and duration management strategies.

•     combine the three approaches noted above in a holistic manner while managing aggregate portfolio risk.

The fund may invest in securities that at times may have equity-like characteristics including, but not limited to convertible securities or preferred equity. Additionally, the fund may hold equities received as part of a corporate action. The fund also may hold all or a portion of its assets in cash, money market instruments, bonds or other debt securities for defensive or other purposes. The fund may engage in active trading and may have a high portfolio turnover rate.

The fund makes significant use of derivative instruments and may take both long and short positions in securities. Derivatives may be used for purposes of hedging and/or efficient portfolio management and/or investment purposes. Derivatives may be exchange-traded or over-the-counter and may include futures contracts, options, credit default swaps, foreign currency swaps, interest rate swaps, total return swaps and foreign currency forward contracts. In its use of derivatives, the fund aims to contribute to the target return and the volatility strategies of the fund. The use of derivative instruments as part of the investment strategy means that the fund may, from time to time, have substantial holdings in liquid assets, including deposits and money market instruments.

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•     purchase and sell futures and options on futures,

•     purchase and sell currency or securities on a forward basis, and

•     enter into interest rate, index, equity, total return, currency, and credit default swap agreements.

The fund may invest in cash or money market instruments for the purpose of meeting redemption requests or making other anticipated cash payments.

Also in connection with the appointment of Wellington Management, the Board approved changing the Fund’s benchmark from the Bloomberg Barclays Global Aggregate Index to the Bloomberg Barclays Global Aggregate (USD Hedged) Index, which is better aligned with the Fund’s investments under Wellington Management.

Also in connection with the appointment of Wellington Management, the Board approved changes to maintain or lower the advisory fee at all asset levels, as well as changes to the Fund’s advisory fee schedule, effective as of the Transition Date, as shown in the comparison table below. The management fee is stated as an annual percentage of the aggregate net assets of the Fund (together with the assets of any other applicable fund identified in the Advisory Agreement) determined in accordance with the following schedule, and that rate is applied to the average daily net assets of the Fund.

Current Advisory Fee Schedule		Former Advisory Fee Schedule
Average daily net assets	Annual rate	Average daily net assets	Annual rate
Applicable to all asset levels	0.650%	First $1 billion	0.700%
		Excess over $1 billion	0.650%

For additional information about the Fund’s investment objective, investment policies, and advisory fee rates, refer to the Fund’s current prospectus, as may be supplemented from time to time.

============

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Board Consideration of Wellington Management Subadvisory Agreement

At its in-person meeting held on December 10-12, 2019, the Board, including the Independent Trustees, approved the Wellington Management Subadvisory Agreement between the Advisor and Wellington Management with respect to the Fund.

In considering the Wellington Management Subadvisory Agreement, the Board received in advance of the meeting a variety of materials relating to the Fund and Wellington Management including fee and expense information of Wellington Management and PIMCO; performance information for relevant indices and Morningstar categories; other pertinent information, such as comparative performance information for a comparably managed composite, as applicable; and other information provided by Wellington Management regarding the nature, extent and quality of services to be provided by Wellington Management under the Wellington Management Subadvisory Agreement. The Board also took into account discussions with management and information provided to the Board with respect to the services to be provided by Wellington Management to the Fund. The information received and considered by the Board was both written and oral.

Throughout the process, the Board asked questions of and requested additional information from management. The Board was assisted by counsel for the Trust and the Independent Trustees were also separately assisted by independent legal counsel throughout the process. The Independent Trustees also received a memorandum from their independent legal counsel discussing the legal standards for their consideration of the proposed Wellington Management Subadvisory Agreement and discussed the approval of the Agreement in private sessions with their independent legal counsel at which no representatives of management were present.

In approving the Wellington Management Subadvisory Agreement, the Board, including the Independent Trustees, considered a variety of factors, including those discussed below. The Board also considered other factors (including conditions and trends prevailing generally in the economy, the securities markets and the industry) and did not treat any single factor as determinative, and each Trustee may have attributed different weights to different factors.

Approval of Wellington Management Subadvisory Agreement

In making its determination with respect to approval of the Wellington Management Subadvisory Agreement, the Board reviewed (i) information relating to Wellington Management’s business; (ii) the historical performance of the Fund under the management of PIMCO, which included comparative performance information of the Fund and the Fund’s benchmark index and the performance of a comparable composite managed by Wellington Management; (iii) the subadvisory fee for the Fund; and (iv) information relating to the nature and scope of any material relationships and their significance to the Fund’s Advisor and the Subadvisor. The Board also considered that the subadvisory fee rates for the Fund under the Wellington Management Subadvisory Agreement: (i) are the same as the rates under the PIMCO Subadvisory Agreement at all asset levels; (ii) are paid by the Advisor not the Fund; (iii) are a product of arms-length negotiation between the Advisor and Wellington Management; and (iv) are reasonable. In addition, approval of the Wellington Management Subadvisory Agreement will not result in any increase in the advisory fees for the Fund and an amendment to the Fund’s advisory agreement will have the effect of reducing the Fund’s advisory fees at all asset levels.

Nature, extent, and quality of services. The Board considered Wellington Management’s current level of staffing and its overall resources. The Board reviewed Wellington Management’s history and investment experience, as well as information regarding the qualifications, background, and responsibilities of Wellington Management’s investment and compliance personnel who will provide services to the Fund. The Board also considered, among other things, Wellington Management’s compliance program and any disciplinary history. The Board also considered Wellington Management’s risk assessment and monitoring processes. The Board reviewed Wellington Management’s regulatory history, including whether it was currently involved in any regulatory actions or investigations as well as material litigation, and any settlements and mitigating actions undertaken, as appropriate. The Board noted that the Advisor would conduct regular periodic reviews of Wellington Management and its operations in regard to the Fund, including regarding investment processes and organizational and staffing matters. The Board also noted that the Trust’s Chief Compliance Officer and his staff would conduct regular, periodic compliance reviews with Wellington Management and present reports to the Independent Trustees regarding the same, which includes evaluating the regulatory compliance systems of Wellington Management and procedures reasonably designed by it to assure

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compliance with the federal securities laws. The Board also took into account the financial condition of Wellington Management.

The Board considered Wellington Management’s investment process and philosophy. The Board took into account that Wellington Management’s responsibilities will include the development and maintenance of an investment program for the Fund that is consistent with the Fund’s investment objective, the selection of investment securities and the placement of orders for the purchase and sale of such securities, as well as the implementation of compliance controls related to performance of these services. The Board also received information with respect to Wellington Management’s brokerage policies and practices, including with respect to best execution and soft dollars.

Subadvisor compensation. In considering the cost of services to be provided by Wellington Management and the profitability to Wellington Management of its relationship with the Fund, the Board noted that the fees under the Wellington Management Subadvisory Agreement are paid by the Advisor and not the Fund. The Board also noted that there will be no increase in the advisory fees paid by the Fund as a consequence of the execution of the Wellington Management Subadvisory Agreement and that a proposed amendment to the Fund’s advisory agreement will have the effect of maintaining or reducing the Fund’s advisory fees at all asset levels. The Board noted that the subadvisory fees under the Wellington Management Subadvisory Agreement would be the same as the fees under the PIMCO Subadvisory Agreement at all asset levels.

The Board also relied on the ability of the Advisor to negotiate the Wellington Management Subadvisory Agreement with Wellington Management, which is not affiliated with the Advisor, and the fees thereunder at arm’s length. As a result, the costs of the services to be provided and the profits to be realized by Wellington Management from its relationship with the Trust were not a material factor in the Board’s consideration of the Wellington Management Subadvisory Agreement.

The Board also received information and took into account any other potential conflicts of interest the Advisor might have in connection with the Wellington Management Subadvisory Agreement.

In addition, the Board considered other potential indirect benefits that Wellington Management and its affiliates may receive from Wellington Management’s relationship with the Fund, such as the opportunity to provide advisory services to additional funds in the John Hancock fund complex and reputational benefits.

Subadvisory fees. The Board considered that the Fund pays an advisory fee to the Advisor and that, in turn, the Advisor pays a subadvisory fee to Wellington Management. The Board also considered that the subadvisory fee to be paid to Wellington Management for managing the Fund is the same as the fee previously paid to PIMCO at all asset levels. The Board also took into account that the Fund’s advisory fee was being amended and would result in advisory fee rates that are the same as or lower than the current advisory fee rates. The Board also considered, as available, the Fund’s subadvisory fees as compared to comparable investment companies.

Subadvisor performance. As noted above, the Board considered the Fund’s performance as compared to the Fund’s benchmark index under the management of PIMCO and noted that the Board reviews information about the Fund’s performance results at its regularly scheduled meetings. The Board noted the Advisor’s expertise and resources in monitoring the performance, investment style, and risk-adjusted performance of Wellington Management. The Board also noted Wellington Management’s long-term performance record for a similar composite.

Board determinations. The Board’s decision to approve the Wellington Management Subadvisory Agreement was based on a number of determinations, such as information relating to Wellington Management’s business, including the historical performance of the Fund under the management of PIMCO, relative to the historical performance of the proposed strategy managed by Wellington Management; that Wellington Management has extensive experience and demonstrated skills as a manager; and that the subadvisory fee rates for the Fund under the Wellington Management Subadvisory Agreement: (i) are the same as the rates under the PIMCO Subadvisory Agreement at all asset levels; (ii) are reasonable in relation to the level and quality of services to be provided under the Wellington Management Subadvisory Agreement; (iii) are paid by the Advisor not the Fund; (iv) reflect the advisory fees for the Fund in order to permit shareholders to benefit from economies of scale if the Fund grows; and (v) are a product of arms-length negotiation between the Advisor and Wellington Management. In addition, the Board considered that approval of the Wellington Management Subadvisory Agreement will not result in any increase in the advisory fees for the Fund and the advisory fees will be the same or lower for the Fund at all asset levels.

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Additional Information About Wellington Management

Wellington Management is a Delaware limited liability partnership. The principal business address of Wellington Management is 280 Congress Street, Boston, Massachusetts 02210.

During the last fiscal year, the Fund did not pay commissions to any affiliated broker of the Fund.

Management of Wellington Management. The names and principal occupations of the principal executive officers and partners of Wellington Management are listed below. The business address of each such person is 280 Congress Street, Boston, Massachusetts 02210.

Name	Principal Occupation
Edward J. Steinborn	Chief Financial Officer
Brendan J. Swords	Chief Executive Officer
John D. Norberg	Chief Compliance Officer
Gregory S. Konzal	Counsel and Head of Legal, Americas

Similar Investment Companies Managed by Wellington Management. Wellington Management acts as subadvisor to Opportunistic Fixed Income Trust (formerly, Global Bond Trust), a series of John Hancock Variable Insurance Trust, which has the same portfolio management team and investment strategy as the Fund. Wellington Management does not, and as of May 1, 2020 did not, act as advisor or subadvisor to any other registered investment companies or series thereof having investment objectives and strategies substantially the same as those of the Fund.

Comparison of PIMCO Subadvisory Agreement and Wellington Management Subadvisory Agreement

The terms of the Wellington Management Subadvisory Agreement and the PIMCO Subadvisory Agreement are substantially similar and are described generally below. For convenience, and except when noting differences between the agreements, the agreements are collectively referred to as the “subadvisory agreement,” and Wellington Management and PIMCO generally are collectively referred to as the “subadvisor.”

Duties of the Subadvisor. Subject to the direction and control of the Trustees, the subadvisor manages the investment and reinvestment of the Fund’s assets and determines the composition of the assets of the Fund in accordance with the Fund’s investment objective, investment policies and limitations set forth in the Trust’s registration statement, as amended, or as subsequently amended in writing. The subadvisor implements such program by purchases and sales of securities and regularly reports thereon to the Trustees. At its expense, the subadvisor furnishes all necessary facilities, including salaries of personnel required for it to execute its duties faithfully. The subadvisor also furnishes administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of the investment affairs of the Fund (excluding determination of net asset value and shareholder accounting services). In addition, the subadvisor maintains all accounts, books and records with respect to actions by the subadvisor on behalf of the Fund as are required to be maintained by an investment advisor to a registered investment company under the 1940 Act, the Advisers Act, and the rules thereunder.

The subadvisor selects brokers, dealers, futures commission merchants and other counterparties to effect all transactions, places all necessary orders with brokers, dealers, counterparties or issuers and negotiates brokerage commissions, spreads and other financial and non-financial terms, as applicable. The subadvisor is directed at all times to seek to execute brokerage transactions for the Fund in accordance with such policies or practices as may be established by the Fund and described in the Trust’s registration statement, as amended. The subadvisor may pay a broker-dealer that provides research and brokerage services a higher spread or commission for a particular transaction than otherwise might have been charged by another broker-dealer, if the subadvisor determines that the higher spread or commission is reasonable in relation to the value of the brokerage and research services that the broker-dealer provides, viewed in terms of either the particular transaction or the subadvisor’s overall responsibilities with respect to accounts managed by the subadvisor. The subadvisor may use for the benefit of its other clients, or make available to companies affiliated with the subadvisor or to its directors for the benefit of its clients, any such brokerage and research services that the subadvisor obtains from brokers or dealers, as described above.

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Term. The Wellington Management Subadvisory Agreement was approved by the Trustees and the Independent Trustees at the in-person Board meeting held on December 10-12, 2019 for an initial two-year term. The PIMCO Subadvisory Agreement was approved by the Trustees and the Independent Trustees at an in-person Board meeting held on December 16-18, 2013 for an initial two-year term, and its continuance was most recently approved by the Trustees and the Independent Trustees at an in-person Board meeting held on June 24-26, 2019. Each subadvisory agreement continues in effect after its initial term only so long as such continuance is specifically approved at least annually by (a) the Board, or by the vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, and (b) the vote of a majority of those Trustees who are not interested persons (as defined in the 1940 Act) of any such party to the subadvisory agreement cast in person at a meeting called for the purpose of voting on such approval.

Any required shareholder approval of any continuance of the subadvisory agreement is effective with respect to the Fund if a majority of the outstanding voting securities of the Fund votes to approve such continuance, and if any required shareholder approval of or any continuance of the subadvisory agreement is not obtained, the subadvisor will continue to act as subadvisor for the Fund pending the required approval, continuance, or other definitive action.

The PIMCO Subadvisory Agreement terminated on February 28, 2020.

Termination. The subadvisory agreement may be terminated at any time, without the payment of any penalty, by the Trustees, or, with respect to the Fund, by the vote of a majority of the outstanding voting securities of the Fund, on sixty days’ written notice to the Advisor and subadvisor, or by the Advisor or subadvisor on sixty days’ written notice to the Fund and the other party. The subadvisory agreement will automatically terminate, without the payment of any penalty, in the event of its assignment (as defined in the 1940 Act) or in the event the Advisory Agreement between the Advisor and the Trust terminates for any reason.

Amendments. The subadvisory agreement may be amended by the parties only if such amendment is specifically approved by the vote of a majority of the Trustees of the Trust who are not interested persons of any party to the subadvisory agreement cast in person at a meeting called for the purpose of voting on such approval. The PIMCO Subadvisory Agreement also requires the vote of a majority of the Trustees of the Trust to approve an amendment. Any required shareholder approval shall be effective if a majority of the outstanding voting securities of the Fund vote to approve the amendment.

As described above, pursuant to the Order and with respect to subadvisors that are not affiliates of JHF II or the Advisor, the Advisor is permitted to appoint a new unaffiliated subadvisor for the Fund or change the terms of a subadvisory agreement (including subadvisory fees) without obtaining shareholder approval. JHF II, therefore, is able to engage non-affiliated subadvisors from time to time without the expense and delays associated with holding a meeting of shareholders.

Liability of Subadvisor. The subadvisory agreement provides that neither the subadvisor nor any of its directors, officers or employees (or, with respect only to the Wellington Management Subadvisory Agreement, its partners or employees) shall be liable to the Advisor or the Trust for any loss (and, with respect only to the PIMCO Subadvisory Agreement, any error of judgment or mistake of law) suffered by the Advisor or the Fund resulting from its acts or omissions as subadvisor to the Fund, except for losses resulting from willful misfeasance, bad faith, or gross negligence in the performance of, or from the reckless disregard of, the duties of the subadvisor or its directors, or, with respect only to the Wellington Management Subadvisory Agreement, any of Wellington Management’s partners or employees.

Consultation with Subadvisors to the Fund and other JHF II Portfolios. Consistent with Rule 17a-10 under the 1940 Act, the subadvisory agreement prohibits the subadvisor from consulting with the following entities concerning transactions for a fund in securities or other assets: (a) other subadvisors to the Fund; (b) other subadvisors to another fund in the Trust; and (c) other subadvisors to funds under common control with the Fund.

Confidentiality of JHF II Portfolio Holdings. The subadvisory agreement provides that the subadvisor is required to treat Fund portfolio holdings as confidential information in accordance with the Trust’s “Policy Regarding Disclosure of Portfolio Holdings,” as such policy may be amended from time to time, and to prohibit its employees from trading on any such confidential information.

Compliance Policies. Pursuant to the subadvisory agreement, the subadvisory agrees to provide the Advisor with its written policies and procedures (“Compliance Policies”) as required by Rule 206(4)-7 under the Advisers Act. Throughout the term of the subadvisory agreement, the subadvisor will provide the Advisor with information relating

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to various compliance matters including material changes to the Compliance Policies and information and access to personnel and resources that the Advisor may reasonably request to enable JHF II to comply with Rule 38a-1 under the 1940 Act.

Other Matters

Ownership of Shares of the Fund. To the best knowledge of the Fund, as of May 1, 2020, the Trustees and officers of the Trust beneficially owned less than 1% of the outstanding shares of any class of shares of the Fund.

To the knowledge of the Fund, as of May 1, 2020, the following shareholders owned of record or beneficially 5% or more of the outstanding classes of shares of the Fund. A shareholder who owns beneficially more than 25% of any class of the Fund is deemed to control that class. Shareholders who have the power to vote a larger percentage of shares (at least 25% of the voting shares) of the Fund can control the Fund and determine the outcome of a shareholder meeting.

Class	Name and Address	Percentage	Ownership
1	JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.) 201 TOWNSEND STREET, SUITE 900 LANSING MI 48933	88.95%	Beneficial
1	JOHN HANCOCK LIFE INSURANCE COMPANY OF NEW YORK 100 SUMMIT LAKE DRIVE, SECOND FLOOR VALHALLA NY 10595	11.05%	Beneficial

Shareholders’ Proposals. The Fund is not required and does not intend to hold meetings of shareholders each year. Instead, meetings will be held only when and if required. Any shareholders desiring to present a proposal for consideration at the next meeting for shareholders must submit the proposal in writing, so that it is received by the Fund at 200 Berkeley Street, Boston, Massachusetts 02116, within a reasonable time before any meeting.

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John Hancock Investment Management 200 Berkeley Street Boston, MA 02116

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

May 12, 2020

Relating to

OPPORTUNISTIC FIXED INCOME FUND

(FORMERLY, GLOBAL BOND FUND)
a series of John Hancock Funds II

200 Berkeley Street
Boston, Massachusetts 02116

Telephone: 800-225-5291

This communication (the “Notice”) presents only an overview of a more complete Information Statement that is available to you on the Internet relating to Opportunistic Fixed Income Fund (formerly Global Bond Fund and hereinafter referred to as the “Fund”), a series of John Hancock Funds II (the “Trust” or “JHF II”). We encourage you to access and review all of the important information contained in the Information Statement.

The Information Statement details a subadvisor change relating to the Fund that took effect as of February 28, 2020. At an in-person meeting held on December 10-12, 2019, pursuant to the recommendation of John Hancock Investment Management LLC (formerly John Hancock Advisers, LLC) (the “Advisor”), the Board of Trustees of the Trust (the “Board”) approved a new subadvisory agreement appointing Wellington Management Company LLP (“Wellington Management”) as subadvisor to the Fund. At the same time, the Board approved the termination of Pacific Investment Management Company LLC (PIMCO) as subadvisor to the Fund.

The appointment of Wellington Management as subadvisor to the Fund was effected in accordance with an exemptive order (the “Order”) that the U.S. Securities and Exchange Commission granted to the Trust permitting the Advisor to enter into and materially amend subadvisory agreements with unaffiliated subadvisors solely with Board approval, subject to certain conditions, and without obtaining shareholder approval. Consequently, the Trust is not soliciting proxies to approve this change. The Order does, however, require that an information statement be provided to you containing much of the same information that would have been included in a proxy statement soliciting approval of the new subadvisory agreement with Wellington Management.

In lieu of physical delivery of the Information Statement (other than on request as described below), JHF II has made the Information Statement available to you online at https://www.jhinvestments.com/content/dam/JHINV/public/MutualFunds/Documents/ProxyInformation/InformationStatements/ opportunisitic-fixed-income-information-statement-jhi.pdf until 90 days from the date the Notice was first sent to shareholders. A paper or email copy of the Information Statement may be obtained, without charge, by contacting 800-225-5291 no later than 90 days from the date the Notice is first sent to shareholders.

If you want to receive a paper or email copy of the Information Statement free of charge, you must request one no later than 90 days from the date the Notice is first sent to shareholders.

Shareholders Sharing the Same Address. As permitted by law, only one copy of this Notice may be delivered to shareholders residing at the same address, unless such shareholders have notified the Trust of their desire to receive multiple copies of the shareholder reports and other materials that the Trust sends. If you would like to receive an additional copy, please contact the Trust by writing to the Trust’s address, or by calling the telephone number shown above. The Trust will then promptly deliver, upon request, a separate copy of this Notice to any shareholder residing at an address to which only one copy was mailed. Shareholders wishing to receive separate copies of the Trust’s shareholder reports and other materials in the future, and shareholders sharing an address that wish to receive a single copy if they are receiving multiple copies, should also send a request as indicated.